As filed with the Securities and Exchange Commission on August 4, 2008

Registration No. 333-152553

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Switch & Data Facilities Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	59-3641081
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1715 North Westshore Boulevard, Suite 650

Tampa, Florida, 33607

(813) 207-7700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Keith Olsen

President and Chief Executive Officer

Switch & Data Facilities Company, Inc.

1715 North Westshore Boulevard, Suite 650

Tampa, Florida 33607

(813) 207-7700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Robert J. Grammig, Esquire

Holland & Knight LLP

100 North Tampa Street, Suite 4100

Tampa, Florida 33602

(813) 227-8500

Facsimile: (813) 229-0134

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE AND THE SELLING STOCKHOLDERS NAMED IN THIS PROSPECTUS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND NEITHER WE NOR THE SELLING STOCKHOLDERS NAMED IN THIS PROSPECTUS ARE SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED AUGUST 4, 2008.

PROSPECTUS

$300,000,000

COMMON STOCK,

PREFERRED STOCK, WARRANTS AND DEBT SECURITIES

Switch & Data Facilities Company, Inc.

12,263,647 Shares of Common Stock

Offered by the Selling Stockholders

From time to time, we may offer shares of our common stock, shares of our preferred stock, warrants and debt securities, or a combination of any of these securities, at an aggregate initial offering price not to exceed $300,000,000. The securities offered under this prospectus may be offered separately, together or in series separate, and in amounts, at prices and on terms to be determined at the time of sale. In addition, the selling stockholders named in this prospectus may offer, from time to time, up to an aggregate of 12,263,647 shares of our common stock. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

We will provide specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information in this prospectus. You should carefully read this prospectus and any prospectus supplement, as well as the documents we incorporate by reference, before you invest in any of these securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY THE APPLICABLE PROSPECTUS SUPPLEMENT.

Shares of our common stock are quoted on the NASDAQ Global Market under the symbol “SDXC.” On August 1, 2008, the last reported sale price of our common stock was $15.86 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The selling stockholders named in this prospectus may also sell shares of our common stock through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our business involves significant risks. These risks are described and incorporated by reference in this prospectus under the caption “Risk Factors”.

The date of this prospectus is         , 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, from time to time, we may offer shares of our common stock, shares of our preferred stock, warrants and debt securities, or a combination of any of these securities, at an aggregate initial offering price not to exceed $300,000,000. In addition, the selling stockholders named in this prospectus may offer and sell up to 12,263,647 shares of our common stock. We will not receive any of the proceeds from any sale of shares by the selling stockholders. This prospectus provides you with a general description of the securities that we or the selling stockholders may offer. Each time we or the selling stockholders sell any common stock, preferred stock, warrants, or debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the headings “Certain Documents Incorporated by Reference” and “Where You Can Find More Information.” THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY THE APPLICABLE PROSPECTUS SUPPLEMENT.

You should rely only upon the information provided in this prospectus or incorporated in this prospectus by reference. Neither we nor the selling stockholders have authorized anyone to provide you with different information. You should not assume that the information in this prospectus, including any information incorporated by reference, is accurate as of any date other than the date indicated on the front cover.

Unless stated or the context otherwise requires, references in this prospectus to “the Company,” “we,” “us” and “our” refer to Switch & Data Facilities Company, Inc. and its subsidiaries.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference in this prospectus, contain certain statements that are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made in reliance upon the protections provided by such acts for forward-looking statements. These forward-looking statements (such as when we describe what “will”, “may” or “should” occur, what we “plan”, “intend”, “estimate”, “believe”, “expect” or “anticipate” will occur, and other similar statements) include, but are not limited to, statements regarding future sales and operating results, future prospects, anticipated benefits of proposed (or future) acquisitions and new facilities, growth, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. We make certain assumptions when making forward-looking statements, any of which could prove inaccurate, including, but not limited to, statements about our future operating results and business plans. Therefore, we can give no assurance that the results implied by these forward-looking statements will be realized. Furthermore, the inclusion of forward-looking information should not be regarded as a representation by the Company or any other person that future events, plans or expectations contemplated by the Company will be achieved. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events, and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those expressed or implied in our forward-looking statements:

•	business conditions and growth in our industry, our customers’ industries and the general economy;

•	variability of operating results;

•	seasonality;

•	the availability and cost of sufficient electrical power and cooling capacity;

•	the nonrenewal of any of our facilities leases;

•	our ability to complete capital expenditure projects on time and on budget;

•	the variability of customer requirements;

•	other economic, business, and competitive factors affecting our customers, our industry and business generally; and

•	other factors that we may not have currently identified or quantified.

For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” sections contained in this prospectus and in the documents incorporated by reference in this prospectus. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements.

All forward-looking statements included or incorporated by reference in this prospectus are made only as of the date of this prospectus, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur, or of which we hereafter become aware. You should read this prospectus and the documents that we incorporate by reference into this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements, even if our situation changes in the future. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

CERTAIN DOCUMENTS INCORPORATED BY REFERENCE

The information incorporated by reference is considered to be a part of this prospectus, and any later information that we file with the SEC will automatically update and supersede this information. The documents and other information incorporated by reference are:

•	our Annual Report on Form 10-K for the year ended December 31, 2007;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008;

•

our Current Reports on Form 8-K filed on January 29, 2008, February 19, 2008 (more specifically, the Current Report on Form 8-K filed on this date pursuant to Items 5.02 and 9.01 but not the Current Report on Form 8-K filed on this date pursuant to Items 2.02, 7.01 and 9.01) and March 31, 2008;

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 8, 2007; and

•

all documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is considered to be “filed” under the Exchange Act, or we incorporate it by reference into a filing under the Securities Act or the Exchange Act).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed except as so modified or superseded, to constitute a part of this prospectus.

Notwithstanding the foregoing, we are not incorporating any document or information that we deemed within a Current Report on Form 8-K or Form 8-K/A to have been furnished and not filed in accordance with SEC rules. You can obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s web site at the address described below. Documents incorporated by reference are also available from us without charge excluding any exhibits to those documents. Such request may be directed to us in writing or by telephone at:

Switch & Data Facilities Company, Inc.

Attention: Investor Relations

1715 North Westshore Boulevard, Suite 650

Tampa, Florida 33607

(813) 207-7700

Please note that information contained in our website, whether currently posted or posted in the future, is not a part of this prospectus or the documents incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith we file reports, proxy statements and other information with the SEC.

You may read and copy this information at the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. For more information about the operation of the Public Reference Room, call the SEC at 1-800-SEC-0330. The SEC also maintains a free web site that contains reports, proxy and information statements, and other information about issuers who file electronically with the SEC. The Internet address of the SEC’s website is http://www.sec.gov. Our SEC filings are also available to the public on our website at http://www.switchanddata.com.

This prospectus forms part of the registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

SWITCH & DATA FACILITIES COMPANY, INC.

We are a leading provider of colocation and network neutral interconnection services primarily to Internet dependent businesses including telecommunications carriers, Internet service providers, online content providers and enterprises. Our colocation services provide space and power for customers’ networking and computing equipment allowing those customers to avoid the costs of building and maintaining their own facilities. As a network neutral provider, we do not own or operate our own network, and, as a result, our interconnection services enable our customers to exchange network traffic through direct connections with each other or through peering connections with multiple parties. We provide our services in over 34 facilities, representing the broadest network neutral footprint in North America. Our footprint includes our facility in Palo Alto, one of the first commercial Internet exchanges in the world. Our high network densities, as demonstrated by approximately 19,800 cross connects between our customers, create a network effect, which provides an incentive for our existing customers to remain within our facilities and is a differentiating factor in attracting new customers. This network effect combined with our broad geographic footprint contributes to the growth of our customer base and revenue, which we believe will also increase our operating cash flow due to the fixed nature of certain of our operating costs.

We generate revenue by providing the following to our customers:

•	connections to carriers or other customers;

•	connections to the Internet exchange;

•	space to house networking or Internet equipment;

•	power and cooling to support the equipment; and

•	technical support.

Our network neutral business model is a primary differentiating factor in the market. We do not own or operate our own network, and as a result, our customers are able to connect directly to their choice of telecommunications service providers in an open and competitive marketplace. These service providers include tier 1 network service providers, Internet service providers, tier 2 providers, and international telecommunications carriers. We believe that the ability to connect directly with telecommunications service providers and each other enables our customers to reduce network transit costs, improve the performance of their services, and reduce their time to market.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, incorporated by reference in this prospectus, before making an investment decision. For more information, see the “Certain Documents Incorporated by Reference” and “Where You Can Find More Information” sections in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business or our financial condition.

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the common stock, preferred stock, warrants, and debt securities to (1) repay our borrowings under the Fourth Amended and Restated Credit Agreement dated March 28, 2008 (the “Credit Facility”), unless our lenders waive their rights under the Credit Facility and (2) for general corporate purposes. General corporate purposes may include capital expenditures, the repayment of debt, investments in our subsidiaries, working capital, or the financing of possible acquisitions or business opportunities.

Under the Credit Facility, the term loans, including term loan A and the delayed draw term loan, expire on March 27, 2014 and the revolving credit loan expires on September 26, 2013. As of June 30, 2008, the following amounts remained outstanding under the Credit Facility: $120.0 million under term loan A at a weighted average interest rate of 7.19% per annum, and no amounts outstanding under the delayed draw term loan and the revolving credit loan. The initial advances and loans under the Credit Facility were used to refinance the $38.2 million of term debt remaining outstanding under the Third Amended and Restated Credit Agreement dated October 13, 2005, as amended, and for general corporate purposes.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. The selling stockholders named in this prospectus will pay any underwriting fees, discounts and commissions, along with any fees and expenses of underwriter’s counsel and certain of the selling stockholders’ out-of-pocket expenses, incurred in connection with their sale of shares registered under this prospectus. We will bear all other costs, fees and expenses incurred by us, or by the selling stockholders, in effecting the registration, offer and sale of the securities covered by this prospectus.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends on a historical basis for the periods indicated.

	Fiscal Year Ended December 31,					Six Months Ended
	2003	2004	2005	2006	2007	June 30, 2008
Ratio of earnings to fixed charges	1.3x	*	*	*	*	1.1	x
Ratio of earnings to combined fixed charges and preferred stock dividends	**	**	**	**	**	1.1	x

*	Due to our losses for the years ended December 31, 2004, 2005, 2006, and 2007, the earnings to fixed charges ratio coverage was less than 1:1. Additional earnings of $13.0 million, $8.8 million, $11.7 million, and $1.0 million, respectively, would be needed to achieve a coverage ratio of 1:1.
**	Due to our losses for the years ended December 31, 2003, 2004, 2005, 2006, and 2007, the earnings to combined fixed charges and preferred stock dividends ratio coverage was less than 1:1. Additional earnings of $13.1 million, $29.9 million, $42.5 million, $25.3 million and $228.6 million, respectively, would be needed to achieve a coverage ratio of 1:1.

For purposes of calculating the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends:

•

Earnings is the amount resulting from: (1) adding (a) pretax income from continuing operations before adjustment for minority interests in consolidated subsidiaries; (b) fixed charges; (c) amortization of capitalized interest; and (2) subtracting interest capitalized.

•

Fixed charges is the sum of: (1) interest expensed and capitalized; (2) amortized premiums, discounts and capitalized expenses related to indebtedness; and (3) an appropriation of the interest within rental expense.

•	Preferred stock dividends are the amounts of pre-tax earnings that are required to pay the dividends and accretions on outstanding preference securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, together with the additional information we may include in any prospectus supplements (which may differ from the terms summarized below), summarizes the material terms and provisions of our capital stock that we may offer under this prospectus. For the complete terms of our capital stock, please refer to our certificate of incorporation and bylaws that are filed as exhibits to the reports incorporated by reference into the registration statement that includes this prospectus. Additionally, the General Corporation Law of Delaware, as amended (“DGCL”), may also affect the terms of our capital stock.

Description of Common Stock

We have 200,000,000 shares of common stock, par value $0.0001 per share, authorized under our certificate of incorporation. As of July 31, 2008, we had: (a) 34,481,757 shares of common stock outstanding and (b) an aggregate of 1,717,208 shares of common stock reserved for issuance pursuant to future grants under our 2007 Stock Incentive Plan. The holders of common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for the payment of dividends. In the event of the liquidation, dissolution or winding up of Switch & Data Facilities Company, Inc., the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Description of Preferred Stock

We have 25,000,000 shares of preferred stock, par value $0.0001 per share, authorized under our certificate of incorporation. As of July 31, 2008, we had no shares of preferred stock outstanding. Our board of directors has the authority, without stockholder approval, to issue the preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Switch & Data Facilities Company, Inc. without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

A prospectus supplement relating to a series of preferred stock will describe terms of that series of preferred stock, including:

•	the designation of such series and the number of shares offered;

•	the initial public offering price at which the shares will be issued;

•	the dividend rate of that series, the conditions and dates upon which those dividends will be payable and whether those dividends will be cumulative or noncumulative;

•	if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the relative ranking and preferences of that series as to dividend rights and rights upon any liquidation, dissolution or winding up of our affairs;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights of the holder or us;

•	any voting rights;

•	any restrictions on further issuances;

•	any listing of that series on any securities exchange;

•	any special United States federal income tax considerations applicable to the series; and

•	any other terms of that series.

Anti-takeover Effects of Provisions of the Amended Certificate of Incorporation, Amended and Restated By-laws and Delaware Law

Provisions of our amended certificate of incorporation and amended and restated by-laws are intended to enhance continuity and stability in our board of directors and in our policies, but may have the effect of delaying or preventing a change in control and making it more difficult to remove incumbent management, even if such transactions could be beneficial to the interests of stockholders. A summary description of these provisions follows:

Classified Board

Pursuant to our amended certificate of incorporation, we have a staggered board of directors. Our amended certificate of incorporation provides that our board of directors is divided into three classes. The term of our Class III directors expires at our 2009 annual meeting of stockholders, the term of our Class I directors expires at our 2010 annual meeting of stockholders and the term of our Class II directors expires at our 2011 annual meeting of stockholders. At each of our annual meetings of stockholders, the successors of the class of directors whose term expires at the meeting of stockholders will be elected for a three-year term, one class being elected each year by our stockholders.

Authority to Issue Preferred Stock

Our amended certificate of incorporation authorizes the board of directors, without stockholder approval, to establish and to issue shares of one or more series of preferred stock, each series having the voting rights, dividend rates, liquidation, redemption, conversion and other rights as may be fixed by the board of directors which may prevent a takeover.

Other Provisions of Our Amended Certificate of Incorporation and Amended and Restated By-Laws

Our amended certificate of incorporation also provides that directors may only be removed for cause and upon the affirmative vote of 80% of the voting interest of stockholders entitled to vote. Pursuant to our amended and restated by-laws, and except as otherwise required by law, stockholders do not have a right to call special meetings. The amended and restated by-laws also contain advance notice requirements by stockholders for director nominations and actions to be taken at annual meetings. These provisions of the amended certificate of incorporation and amended and restated by-laws could discourage potential acquisition proposals and could delay or prevent a change in control of Switch & Data Facilities Company, Inc.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of Switch & Data Facilities Company, Inc. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Delaware Law

Section 203 of the Delaware General Corporation Law (the “DGCL”), an anti-takeover law applicable to us, restricts certain business combinations with interested stockholders in certain situations. In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

Listing

Our common stock is listed on The NASDAQ Global Market under the symbol “SDXC.”

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS

General Description of Warrants

We may issue warrants for the purchase of debt securities, common stock, preferred stock or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. We will issue warrants under one or more warrant agreements between us and the warrant agent that we will name in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the price or prices at which the securities purchasable upon exercise of a warrant may be purchased;

•	the dates on which the right to exercise the warrants commences and expires;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or the securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the amount of debt or equity securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the applicable prospectus supplement.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities which may be senior or subordinated, and which may be convertible. Any debt securities that we issue will be issued under an indenture to be entered into between us and a trustee. A form of indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities sets forth certain general terms and provisions. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities will be described in the related prospectus supplement.

This prospectus summarizes what we believe to be the material provisions of the form of indenture attached as an exhibit to the registration statement of which this prospectus forms a part and that is incorporated herein by reference and the debt securities that we may issue under such form of indenture. This summary is not complete and may not describe all of the provisions of the indenture or of the debt securities that may be important to you. For additional information, you should carefully read the form of indenture that is attached as an exhibit to the registration statement of which this prospectus forms a part and that is incorporated herein by reference.

In addition, when we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. The terms of such a particular series of debt securities may differ from the terms described in this prospectus. As a result, the particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the applicable prospectus supplement and to the following description.

General

The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title and aggregate principal amount;

•	whether the securities will be senior or subordinated;

•	whether the securities will be secured or unsecured, and if secured, what the collateral will consist of;

•	applicable subordination provisions, if any;

•	conversion or exchange into other securities;

•	percentage or percentages of principal amount at which such securities will be issued;

•	maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	redemption (including upon a “change of control”) or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such securities will be issued;

•	whether such securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•	securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	extent to which a secondary market for the securities is expected to develop;

•	our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•	additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

SELLING STOCKHOLDERS

Pursuant the Fifth Amended and Restated Investors Agreement, dated as of February 13, 2007 (the “Investors Agreement”), the selling stockholders named in this prospectus will pay any underwriting fees, discounts and commissions, along with any fees and expenses of underwriter’s counsel and certain of the selling stockholders’ out-of-pocket expenses, incurred in connection with their sale of shares registered under this prospectus. Under the Investors Agreement, we will bear all other costs, fees and expenses incurred by us, or by the selling stockholders, in effecting the registration, offer and sale of the securities covered by this prospectus.

The following table presents information regarding each selling stockholder and the shares that each such stockholder may offer and sell from time to time under this prospectus and any prospectus supplement. Information contained in the table below is current as of July 31, 2008. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Name of Selling Stockholder	Beneficial Ownership Prior to the Offering		Number of Shares Offered	Beneficial Ownership After the Offering (1)
	Number	Percentage		Number	Percentage
The CapStreet Group (2)	6,822,035	19.9%	6,822,035	—	—%
Seaport Capital (3)	5,441,612	15.9%	5,441,612	—	—%

(1)	We have assumed all shares of common stock included in this prospectus have been sold and that no additional shares have been acquired by the selling stockholders or have been issued by us.
(2)	The shares beneficially owned by “The CapStreet Group” include 4,814,563 shares (14.0%) owned of record by CapStreet II, L.P. (“CapStreet II”), 589,409 shares (1.7%) owned of record by CapStreet Parallel II, L.P. (“CapStreet Parallel”), 1,417,649 shares (4.1%) owned of record by CapStreet Co-Investment II-A, L.P. (“CapStreet Co-Investment” and collectively with CapStreet Parallel, the “CapStreet Entities”) and 414 shares (less than 1%) owned of record by The CapStreet Group, LLC. The CapStreet Group, LLC, is (i) the general partner of CapStreet GP, II, L.P. which is the general partner of CapStreet II, and (ii) the general partner of each of the CapStreet Entities. Mr. Kelly, as Chairman of The CapStreet Group, LLC, may be deemed to be the beneficial owner of these shares. Mr. Kelly disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. Each entity has an address of 600 Travis Street, Suite 6110, Houston, Texas 77002. Mr. Kelly has served as a member of our Board of Directors since February 1999.
(3)	The shares beneficially owned by “Seaport Capital” include 3,218,627 shares (9.4%) owned of record by Seaport Capital Partners II, L.P. (“Seaport Partners”), 68,232 shares (0.2%) owned of record by Seaport Investments, LLC (“Seaport Investments”), 1,646,745 shares (4.8%) owned of record by CEA Capital Partners USA, LP (“CEA”) and 508,008 shares (1.5%) owned of record by CEA Capital Partners USA CI, LP (“CEA CI”). The general partner of Seaport Partners is CEA Investment Partners II, LLC. CEA Investment Partners II, LLC is controlled by Seaport Associates, LLC, which is controlled by William Luby and James Collis. Seaport Investments is controlled by Mr. Luby and Mr. Collis. CEA and CEA CI are each controlled by CEA Investment Partners, L.P. which is controlled by CEA Capital Corp. CEA Capital Corp. is controlled by J. Patrick Michaels, Jr. Mr. Luby, Mr. Collis and Mr. Michaels each disclaim beneficial ownership of these shares, except to the extent of their respective pecuniary interests therein. Each entity has an address of c/o Seaport Capital, 199 Water Street, 20th Floor, New York, NY 10038. Mr. Luby has served as our Chairman of the Board of Directors since February 1999.

PLAN OF DISTRIBUTION

We, or any selling stockholder, may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to purchasers;

•	to or through underwriters or dealers;

•	through agents; or

•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we, or any selling stockholder, may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We, or any selling stockholder, may also enter into hedging transactions. For example, we, or any selling stockholder, may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•

enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•

loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we, or any selling stockholder, may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We, or any selling stockholder, may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We, or any selling stockholder, will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We, or any selling stockholder, may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we, or any selling stockholder, will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We, or any selling stockholder, may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We, or any selling stockholder, may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we, or any selling stockholder, may enter into agreements with such underwriters or agents pursuant to which we, or any selling stockholder, receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We, or any selling stockholder, may sell the offered securities to dealers as principals. We, or any selling stockholder, may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We, or any selling stockholder, may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We, or any selling stockholder, may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We, or any selling stockholder, will enter into such delayed contracts only with institutional purchasers that we, or any selling stockholder, approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We, or any selling stockholder, may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than the common stock which is listed on The NASDAQ Global Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We, or any selling stockholder, have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange or on the National Association of Securities Dealers, Inc. automated quotation system; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority (the “FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 2710(h).

LEGAL MATTERS

Legal matters with respect to the validity of the securities offered under this prospectus and any prospectus supplement will be passed upon for us by Holland & Knight LLP, Tampa, Florida. Counsel for any underwriter or agent will be noted in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses that we will pay in connection with the issuance and distribution of the securities described in this Registration Statement. Other than the registration fee, each amount show is an estimate.

Securities and Exchange Commission Registration Fee	$18,889
Printing Expenses	$40,000
Accounting Fees and Expenses	$60,000
Legal Fees and Expenses	$100,000
Miscellaneous Expenses	$25,000
Total Expenses	$243,889

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102(b)(7) of the DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors’ fiduciary duty of care. Although Section 102(b) does not change directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our amended certificate of incorporation limits the liability of directors to us or our stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by Section 102(b). Specifically, our directors will not be personally liable for monetary damages for breach of a director’s fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders,

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, or

•	for any transaction from which the director derived an improper personal benefit.

To the maximum extent permitted by law, our amended and restated by-laws provide for mandatory indemnification of directors and officers and permit indemnification of our employees and agents against all expense, liability and loss to which they may become subject or which they may incur as a result of being or having been our director, officer, employee or agent. In addition, we must advance or reimburse directors and officers, and may advance or reimburse employees and agents for expenses incurred by them as a result of indemnifiable claims.

ITEM 16.	EXHIBITS.

The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated by reference in this Registration Statement.

Exhibit Number	Description of Document	Incorporated By Reference	Form Date	Filed Herein

1.1	Form(s) of Underwriting Agreement with respect to Common Stock*

1.2	Form(s) of Underwriting Agreement with respect to Debt Securities*

1.3	Form(s) of Underwriting Agreement with respect to Preferred Stock*

4.1	Form of Specimen Common Stock Certificate	S-1	9/27/06

4.2	Fifth Amended and Restated Investors Agreement	S-8 Exhibit 4.4	3/14/07

4.3**	Form of Indenture

4.4	Form of Debt Security*

4.5	Form of Preferred Stock Certificate*

4.6	Form of Certificate of Designations of Preferred Stock*

4.7	Form of Warrant Agreement*

4.8	Form of Warrant Certificate*

5.1	Opinion of Holland & Knight, LLP			X

12.1	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends			X

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Certified Public Accounting Firm			X

23.2	Consent of Holland & Knight, LLP (included in opinion filed as Exhibit 5.1)			X

24.1**	Power of Attorney

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended*

*	To be filed, if necessary, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.
**	Previously filed.

ITEM 17.	UNDERTAKINGS.

We hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by us pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of this Registration Statement, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on August 4, 2008.

SWITCH & DATA FACILITIES COMPANY, INC.

By:	/s/ GEORGE POLLOCK, JR.
Name:	George Pollock, Jr.
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date

* William Luby	Chairman of the Board of Directors	August 4, 2008

* Keith Olsen	President, Chief Executive Officer and Director (principal executive officer)	August 4, 2008

* George Pollock, Jr.	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	August 4, 2008

* Kathleen Earley	Director	August 4, 2008

* George Kelly	Director	August 4, 2008

* Arthur Matin	Director	August 4, 2008

* G. Michael Sievert	Director	August 4, 2008

* Michael Sileck	Director	August 4, 2008

* M. Alex White	Director	August 4, 2008

*By:	/S/ CLAYTON MYNARD
Clayton Mynard Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Document	Incorporated By Reference	Form Date	Filed Herein
1.1	Form(s) of Underwriting Agreement with respect to Common Stock*

1.2	Form(s) of Underwriting Agreement with respect to Debt Securities*

1.3	Form(s) of Underwriting Agreement with respect to Preferred Stock*

4.1	Form of Specimen Common Stock Certificate	S-1	9/27/06

4.2	Fifth Amended and Restated Investors Agreement	S-8 Exhibit 4.4	3/14/07

4.3**	Form of Indenture

4.4	Form of Debt Security*

4.5	Form of Preferred Stock Certificate*

4.6	Form of Certificate of Designations of Preferred Stock*

4.7	Form of Warrant Agreement*

4.8	Form of Warrant Certificate*

5.1	Opinion of Holland & Knight, LLP			X

12.1	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends			X

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Certified Public Accounting Firm			X

23.2	Consent of Holland & Knight, LLP (included in opinion filed as Exhibit 5.1)			X

24.1**	Power of Attorney

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended*

*	To be filed, if necessary, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.
**	Previously filed.